UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2007

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20450 Stevens Creek Boulevard, Cupertino, California		95014
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4088632800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 22, 2007, Mark Garrett resigned as a member of the Board of Directors (the "Board") of Borland Software Corporation (the "Company") and as the Chairman of the Audit Committee of the Board and a member of the Nominating and Governance Committee of the Board. There was no disagreement between Mr. Garrett and the Company over any matter.

Effective August 22, 2007, upon recommendation from the Nominating and Governance Committee of the Board, the Board appointed Charles F. Kane to serve as a director on the Company’s Board. The Board also appointed Mr. Kane to serve as the new Chairman of the Audit Committee of the Board. It is intended that Mr. Kane will stand for election as director at the Company’s 2008 Annual Meeting of Stockholders.

As a non-employee director, Mr. Kane will be entitled to compensation in accordance with Borland’s Schedule of Compensation for Non-Employee Directors, a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Schedule of Compensation for Non-Employee Directors, Mr. Kane will receive cash fees, consisting of an annual retainer of $20,000 and a flat fee for attendance at each meeting of our Board and for attendance at each meeting of a Board committee on he serves. For so long as he serves as a director and the Chairman of the Audit Committee, he will receive $2,000 for each regularly scheduled meeting of the Board which he attends, $1,000 for each special meeting of the Board which he attends and $3,000 for each meeting of the Audit Committee which he attends.

In addition, in accordance with the Schedule of Compensation for Non-Employee Directors, upon his appointment on August 22, 2007, Mr. Kane received an initial grant of an option to purchase 30,000 shares of Common Stock. The option has an exercise price of $4.59 per share, which was the closing price of the Company’s Common Stock on the Nasdaq Stock Market on the date of grant. Subject to Mr. Kane’s continuous service on the Board, Mr. Kane will also receive an annual option grant as provided in the Schedule of Compensation for Non-Employee Directors. The shares subject to each initial and annual option grant vest in full on an accelerated basis should Borland experience certain changes of control or ownership or should Mr. Kane die or become disabled during his period of Board service, as is be more fully described in the 2002 Stock Incentive Plan and agreement thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 10.1 Schedule of Compensation for Non-Employee Directors of Borland
Software Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

August 22, 2007	By:	Gregory J. Wrenn

Name: Gregory J. Wrenn
Title: Sr. Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Schedule of Compensation for Non-Employee Directors of Borland Software Corporation